Exhibit 3.1

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MEDIFIRST SOLUTIONS, INC., did on November 5, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Diana Speltz Certificate Number: C20101108-0141 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 8, 2010. /s/ Ross Miller Ross Miller Secretary of State

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100837236-02
Filing Date and Time 11/05/2010 3:16 PM
Entity Number E0536112010-6

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	MediFirst Solutions, Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent	EastBiz.com. Inc.
Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position With Entity
Nevada
Street Address	City		Zip Code
Nevada
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of				Number of
	shares with		Par value		shares without
	par value:	200,000,000	Per share: $	.0001	par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)
	1)	Marc Soto
Name
	5348 Vegas Dr.	Las Vegas	NV	89108
	Street Address	City	State	Zip Code
2)
Name

	Street Address	City	State	Zip Code
The purpose of this corporation shall be:
5. Purpose: (optional; see instructions)

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Claire Reid	X By: /s/ Claire Reid
	Name	Incorporator Signature:
	5348 Vegas Drive	Las Vegas	NV	89108
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent.	I hereby accept appointment as Registered Agent for the above named corporation.
	By: /s/ N. Waite	11/05/2010
	Authorized Signature of Registered Agent or On Behalf of Redistered Agent Entity	Date

This form must be accompanied by appropriate fees.